For period ended 12/31/2004
Registrant Name: American Beacon Funds
File Number: 811-4984

EX-99.906CERT

William F. Quinn and Rebecca L. Harris, respectively, the President and Treasurer of the American Beacon Funds (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ William F. Quinn                               /s/ Rebecca L. Harris
--------------------                               ---------------------
William F. Quinn                                   Rebecca L. Harris
President                                          Treasurer
American Beacon Funds                              American Beacon Funds


Date: March 9, 2005

A signed original of this written statement required by Section 906 has been provided to American Beacon Funds and will be retained by American
Beacon Funds and furnished to the Securities and Exchange Commission or its staff upon request.